UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2019, SunPower Corporation (the “Company” or “SunPower”) entered into the following agreements:

•	an Investment Agreement dated November 8, 2019 (the “Investment Agreement”) with Maxeon Solar Technologies, Pte. Ltd., a company incorporated under the Laws of Singapore and a wholly owned subsidiary of the Company (“Maxeon Solar”), Tianjin Zhonghuan Semiconductor Co., Ltd., a PRC joint stock limited company (“TZS”), and for the limited purposes set forth therein, Total Solar INTL SAS, a French société par actions simplifiée (“Total”); and

•	a Separation and Distribution Agreement dated November 8, 2019 (the “Separation and Distribution Agreement”) with Maxeon Solar.

Pursuant to the Separation and Distribution Agreement and the Investment Agreement (and subject to the terms and conditions thereof): (1) the Company will contribute certain non-U.S. operations and assets of its SunPower Technologies business unit to Maxeon Solar (the “Separation”), (2) the Company will then spin-off Maxeon Solar through a pro rata distribution to the Company’s stockholders of 100% of the Company’s interest in Maxeon Solar (the “Distribution” and together with the Separation, the “Spin-Off”), and (3) immediately after the Distribution, TZS will purchase from Maxeon Solar (the “Investment,” and together with the Spin-Off, the “Transactions”) ordinary shares that will, in the aggregate, represent approximately 28.848% of the outstanding ordinary shares of Maxeon Solar after giving effect to the Transactions for $298 million. The Spin-Off is intended to be tax-free to SunPower’s stockholders.

In connection with the Transactions and concurrently with the Distribution, the Company and Maxeon Solar will also enter into certain ancillary agreements, that will govern relationships between the Company and Maxeon Solar following the Distribution, including the following: a Tax Matters Agreement, an Employee Matters Agreement, a Transition Services Agreement, a Brand Framework Agreement, a Cross License Agreement, a Collaboration Agreement and a Supply Agreement (collectively, the “Ancillary Agreements”). In addition, at the closing of the Investment, TZS, Total and Maxeon Solar will enter into a Shareholders Agreement (the “Shareholders Agreement”).

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the principal corporate transactions required to effect the Separation and the Distribution, and provides for the allocation between the Company and Maxeon Solar of the assets, liabilities, and obligations of the respective companies attributable to periods prior to the Separation. In addition, the Separation and Distribution Agreement, together with the Ancillary Agreements, provide a framework for the relationship between the Company and Maxeon Solar subsequent to the completion of the Spin-Off.

Pursuant to the Separation and Distribution Agreement, consummation of the Distribution is subject to certain conditions being satisfied or waived by the Company or Maxeon Solar, including, among other things: (1) completion of the transactions to complete the Separation; (2) obtaining all necessary corporate approvals; (3) completion of all necessary filings under the U.S. securities laws; (4) receipt by the Company’s board of directors of one or more opinions from an independent valuation firm confirming the solvency and financial viability of each of the Company and Maxeon Solar immediately after the consummation of the Distribution in a form acceptable to the Company; (5) receipt of an opinion regarding the qualification of the Distribution as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the U.S. Internal Revenue Code of 1986, as amended, to SunPower’s stockholders; (6) if applicable, the receipt of a waiver from the Singapore Securities Industry Council from the applicability of the Singapore Code on Take-overs and Mergers to the Distribution; (7) the absence of any legal impediments prohibiting the Distribution; and (8) the satisfaction or waiver of certain conditions precedent to the Investment set forth in the Investment Agreement (as further described below).

Investment Agreement

Under the terms of the Investment Agreement, immediately after the completion of the Distribution, TZS will pay Maxeon Solar $298 million for newly issued ordinary shares of Maxeon Solar, which shares will represent approximately 28.848% of the outstanding ordinary shares of Maxeon Solar on a fully diluted basis after giving effect to the Transactions.

Pursuant to the Investment Agreement, the Company, Maxeon Solar, TZS and, with respect to certain provisions, Total have agreed to certain customary representations, warranties and covenants, including certain representations and warranties as to the financial statements, contracts, liabilities, and other attributes of Maxeon Solar, certain business conduct restrictions and covenants requiring efforts to complete the Transactions.

Pursuant to the Investment Agreement, consummation of the Investment is subject to certain conditions being satisfied or waived by the Company or Maxeon Solar, on the one hand, and TZS, on the other hand, including, among other things: (1) the completion of the Separation and the Distribution in accordance with the Separation and Distribution Agreement; (2) Maxeon Solar entering into definitive agreements for a term loan facility in an amount not less than $325 million; (3) Maxeon Solar obtaining certain additional financing in the form of a revolving credit facility of not less than $100 million or, alternatively, making certain working capital adjustment arrangements; (4) Maxeon Solar having no more than $138 million in debt and no less than $50 million in Cash (as defined in the Investment Agreement) immediately prior to the Investment; (5) execution of the Ancillary Agreements and the Shareholders Agreement; (6) receipt of required governmental approvals; (7) completion of all necessary filings under the U.S. securities laws; (8) receipt by the Company’s board of directors of one or more opinions from an independent valuation firm confirming the solvency and financial viability of each of the Company and Maxeon Solar immediately after the consummation of the Distribution in a form acceptable to the Company; (9) if applicable, the receipt of a waiver from the Singapore Securities Industry Council from the applicability of the Singapore Code on Take-overs and Mergers to the Distribution and the Investment; and (10) the absence of any legal impediments prohibiting the Investment. Moreover, the obligations of the Company and Maxeon Solar, on the one hand, and TZS, on the other hand, to consummate the Investment are subject to certain other conditions, including, among other things, (A) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and (B) the other party’s performance of its agreements and covenants contained in the Investment Agreement in all material respects. In addition, the obligation of TZS to consummate the Investment is subject to the absence of any Material Adverse Effect (as defined in the Investment Agreement) on Maxeon Solar occurring from the date of the Investment Agreement through the closing of the Investment, subject, in each case, to certain exclusions set forth in the Investment Agreement.

The Investment Agreement provides certain termination rights for each of the Company and TZS, and further provides that, if the Investment Agreement is terminated, a termination fee may be payable under specified circumstances, including: (1) if the Company terminates to accept a superior proposal (as described in the Investment Agreement), a fee of $80 million payable by the Company to TZS; (2) if the Company’s board of directors recommends an alternative transaction that would constitute a sale of the Company and TZS terminates the Investment Agreement, a fee of $80 million payable by the Company to TZS; (3) if, as a result of an intentional breach by the Company or Maxeon Solar of their respective representations, warranties or covenants and, as a result, either (a) the Transactions are not capable of being satisfied by August 8, 2020 (or such other extended date as contemplated under the Investment Agreement) (the “Outside Date”), (b) any final, non-appealable government order prohibiting the Transactions has been issued, or (c) the closing conditions related to representations, warranties and covenants of the Company and Maxeon Solar are not capable of being satisfied, then a fee of $20 million payable by the Company to TZS; (4) if certain approvals by the Chinese government are not obtained, then a fee of $35 million payable by TZS to the Company; or (5) if, as a result of an intentional breach by TZS of its representations, warranties or covenants and, as a result, either (a) the Transactions are not capable of being satisfied by the Outside Date, (b) any final, non-appealable government order prohibiting the Transactions has been issued, or (c) the closing conditions related to representations, warranties and covenants of TZS are not capable of being satisfied, then a fee of $35 million payable by TZS to the Company. In addition, under the Investment Agreement, in the event that, within seven months after termination of the Investment Agreement because the Investment could not be completed by the Outside Date, (1) the Company enters into an agreement for or consummates an alternative transaction that would constitute a sale of the Company and prior to the termination of the Investment Agreement a third party had submitted a proposal for a transaction that would constitute a sale of the Company, then the Company is obligated to pay TZS a fee of $80 million, or (2) the Company (a) enters into an agreement for or consummates an alternative transaction that constitutes a sale of (i) 50% or more of Maxeon Solar’s equity or assets or (ii) 50% or more of the business being contributed to Maxeon Solar in the Separation and (b) prior to the termination of the Investment Agreement a third party had submitted a proposal for an alternative transaction that constitutes a sale of (i) 50% or more of Maxeon Solar’s equity or assets or (ii) 50% or more of the business being contributed to Maxeon Solar in the Separation, then the Company is obligated to pay TZS a fee of $20 million.

Ancillary Agreements

In connection with the Transactions and concurrently with the Distribution, the Company and Maxeon Solar will also enter into the following Ancillary Agreements:

•	Tax Matters Agreement. Under the Tax Matters Agreement, the Company and Maxeon Solar, respectively, will each be obligated to pay any taxes shown on any return required to be filed by any member of its post-spin group. Each party to the Tax Matters Agreement will also prepare those tax returns that are required to be prepared by members of its respective post-spin group. Both parties will indemnify each other under this agreement for any action or inaction that causes the Distribution to fail to qualify as tax-free to the Company’s stockholders. Both parties will agree generally to cooperate in preparing and filing tax returns, and will retain and make available tax records to the other party. Contests with taxing authorities will be controlled by whichever of the Company or Maxeon Solar bears the potential liability for the contested tax; the Company will control tax contests relating to a failure of the Distribution to qualify as tax-free to the Company’s stockholders. Disputes among the parties to the tax matters agreement will be referred to independent tax counsel.

•	Employee Matters Agreement. Under the Employee Matters Agreement, the Company and Maxeon Solar will allocate liabilities and responsibilities among the Company and Maxeon Solar relating to employees, employment matters, compensation, benefit plans and other related matters in connection with the Separation and Distribution. The Employee Matters Agreement will include detailed provisions regarding the treatment of outstanding incentive equity awards, both inside and outside of the United States, and will generally provide for separation of such awards into adjusted awards on the Company’s common stock for those employees staying with the Company, and conversion of such awards into awards on Maxeon Solar’s ordinary shares for those employees who will remain with Maxeon Solar following the Separation and Distribution.

•	Transition Services Agreement. Under the Transition Services Agreement, the Company and Maxeon Solar will provide and/or make available various administrative services and assets to each other, expected to be a period of one year beginning on the date of the Distribution with an option to extend for up to an additional 180 days by mutual written agreement of the Company and Maxeon Solar. Services to be provided by the Company to Maxeon Solar will include certain services related to finance, accounting, business technology, human resources information systems, human resources, facilities, document management and record retention, relationship and strategy management and module operations, technical and quality support. Services to be provided by Maxeon Solar to the Company will include certain services related to finance, accounting, information technology, human resources information systems, human resources, document management and record retention, supply chain and operational planning and module operations. In consideration for such services, the Company and Maxeon Solar will each pay fees to the other for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services, plus a standard markup, and subject to a 25% increase following an extension of the initial term (unless otherwise mutually agreed to by the Company and Maxeon Solar). The personnel performing services under the Transition Services Agreement will be employees and/or independent contractors of the party providing the service and will not be under the direction or control of the party to whom the service is being provided. The Transition Services Agreement will also contain customary mutual indemnification provisions.

•	Brand Framework Agreement. Under the Brand Framework Agreement, the Company will assign to Maxeon Solar the “MAXEON” trademarks (and corresponding domain names) and the non-U.S. “SUNPOWER” trademarks. The Company will retain ownership of its SUNPOWER trademarks in the United States. The agreement will include reciprocal licenses. The Company will exclusively license to Maxeon Solar and its affiliates, on a royalty-free basis, the right to use the SUNPOWER trademarks in U.S. territories on hardware or components needed for solar energy system installation and services using solar energy systems. Maxeon Solar will non-exclusively license to the Company and its affiliates the right to use the SUNPOWER trademarks in Canada on the same hardware, components and services. The agreement will restrict each party from selling its SUNPOWER trademarks to a third party unless otherwise agreed by the parties. The Company will be prohibited from using any SUNPOWER trademarks on solar panels not supplied by Maxeon Solar or made by SunPower for a three-year period (contemplated to be January 1, 2022 through December 31, 2024), subject to specified exceptions. If either party intends to stop using the SUNPOWER trademarks (or the MAXEON trademarks for Maxeon Solar), then the party must offer to transfer its rights under such trademarks to the other party at no charge. The agreement will continue unless the parties mutually agree to terminate it.

•	Cross License Agreement. Under the Cross License Agreement, the Company will grant to Maxeon Solar and its affiliates non-exclusive license to the Company’s existing intellectual property (and improvements created by the Company), for a number of purposes, including to operate the manufacturing facilities transferred to Maxeon Solar and selling existing Maxeon® panels and shingled panels configured for residential, commercial and utility scale applications, existing Maxeon® solar cells, certain specialty products and other solar cells or solar module products expected to be manufactured by Maxeon Solar as of the date of the agreement (“Maxeon Products”). The agreement will contain certain application-limitations that will apply to Maxeon Solar’s ability to sell the Maxeon Products for two years. The agreement will also provide that Maxeon Solar will grant the Company and its affiliates a non-exclusive license to the intellectual property (excluding trademarks) that has been transferred to Maxeon Solar by the Company for a number of purposes, including to manufacture and sell Maxeon Products in the United States and Canada, for research and development, and commencing on termination of the supply agreement between the parties, to sell outside of the United States and Canada shingled panels manufactured at the Company’s Hillsboro, Oregon facility. The agreement will restrict the Company, for three years, from licensing to any third party the intellectual property the Company has licensed to Maxeon Solar for purposes of manufacturing the Maxeon Products. The agreement will continue unless the parties mutually agree to terminate it.

•	Collaboration Agreement. The Collaboration Agreement will provide a framework for the development of Maxeon® 6 and any other products that are agreed to by the parties. Each project that will occur under the agreement will be governed by written plans that will be agreed to by the parties. These plans will include agreed-upon budgets, cost allocations and resource responsibilities of the parties and will last a maximum of two years. Both parties will have the sole right to manufacture the products developed under the agreement within the 50 states of the United States, the District of Columbia and Canada (“Collaboration Territory”). Maxeon Solar will have the exclusive right to manufacture the products outside of the Collaboration Territory. For a period that will not be longer than two years (“Exclusivity Period”), the Company will have the exclusive right to sell, and Maxeon Solar will have the exclusive right to supply, the developed products in specified markets. For one year after the Exclusivity Period, neither party will be permitted to enter into an exclusive supply relationship with a third party for the developed products within those markets. In addition, after the Exclusivity Period, if either party intends to enter into a supply agreement for any developed products, the other party has a right of first offer or refusal. Any new intellectual property arising from the agreement will be owned by Maxeon Solar, subject to a sole license to the Company within the Collaboration Territory during the Exclusivity Period, and which will become non-exclusive after the Exclusivity Period.

•	Supply Agreement. Under the Supply Agreement, the Company will purchase from Maxeon Solar, and Maxeon Solar will sell to the Company, certain designated products for use in residential and commercial solar applications in Canada and the United States (excluding Puerto Rico, American Samoa, Guam, the Northern Mariana Islands and the U.S. Virgin Islands). The Supply Agreement will have a two-year term, starting on the distribution date. Under the Supply Agreement, the Company will be required to purchase, and Maxeon Solar will be required to supply, certain minimum volumes of products during each calendar quarter of the term. For 2020, the minimum volumes will be specifically enumerated for different types of products, and for each subsequent period, the minimum volumes will be established based on the Company’s forecasted requirements. The parties will be subject to reciprocal penalties for failing to purchase or supply, as applicable, the minimum product volumes. The Supply Agreement will also include reciprocal exclusivity provisions that, subject to certain exceptions, will prohibit the Company from purchasing the products (or competing products) from anyone other than Maxeon Solar, and will prohibit Maxeon Solar from selling such products to anyone other than the Company. The exclusivity provisions only relate to products for the Canadian and United States markets (excluding Puerto Rico, American Samoa, Guam, the Northern Mariana Islands and the U.S. Virgin Islands). For products designated for installation on a residence or by a third party for the exclusive use of a specific customer, the exclusivity provisions will last for two years. For products designated for other applications, including multiple-user, community solar products, the exclusivity provisions will last for one year. The exclusivity provisions will not apply to off-grid applications, certain portable or mobile small-scale applications (including applications where solar cells are integrated into consumer products), or power plant, front-of-the-meter applications where the electricity generated is sold to a utility or other reseller. For 2020, the purchase price for each product will be fixed based on its power output (in watts), subject to certain adjustments. For subsequent periods, the purchase price will be set based on a formula and fixed for the covered period, subject to certain adjustments. Maxeon Solar must provide the products with customary warranties for quality and performance, they must conform to all specifications and legal requirements. The Supply Agreement will contain customary confidentiality, dispute resolution, and mutual indemnification provisions.

Shareholders Agreement

In addition, at the closing of the Investment, TZS, Total and Maxeon Solar will enter the Shareholders Agreement that contains provisions bearing on the governance of Maxeon Solar and the ability of Total and TZS to buy, sell or vote their shares in Maxeon Solar. Specifically:

•	Board Composition. The board of directors of Maxeon Solar will initially consist of 10 directors, including three Total designees, three TZS designees, three independent directors and Maxeon Solar’s CEO. The Shareholders Agreement includes provisions adjusting the rights of each of Total and TZS to designate a particular number of directors depending on changes in their share ownership, including a provision allowing either shareholder, if they acquire at least 50% of Maxeon Solar’s ordinary shares, to designate a majority of the directors. Each of Total and TZS lose the right to designate any directors if they hold less than 10% of Maxeon Solar’s outstanding ordinary shares.

•	Board Committees. So long as Total or TZS have the right to designate at least one director to the board of Maxeon Solar, each committee of the board will contain a board designee of such shareholder. If the other shareholder also has a right to designate at least one director, then the number of appointees to each committee for each shareholder shall be equal. All committees will have at least two independent directors.

•	Shareholder Approval. So long as Total or TZS hold at least 20% of Maxeon Solar’s ordinary shares, certain matters will require the approval of a majority of the board designees of Total or TZS, as the case may be. These matters include, without limitation, changes in organizational documents, certain business combinations, acquisitions and dispositions, incurrence of debt beyond a specified limit, bankruptcy filings or the liquidation or dissolution of Maxeon Solar, and certain transactions with Total or TZS.

•	Independent Director Approval. So long as either Total or TZS hold at least 15% of Maxeon Solar’s ordinary shares, certain matters will require approval of a majority of the independent directors. These matters include, without limitation, changes in organizational documents, transactions presenting a conflict of interest between either Total or TZS on the one hand and Maxeon Solar on the other, bankruptcy filings or the liquidation or dissolution of Maxeon Solar, and amendments or waivers of the Shareholders Agreement.

•	Standstill Provisions. The Shareholders Agreement limits the ability of Total or TZS to acquire additional shares (other than from each other, from Maxeon Solar upon exercise of the shareholder’s preemptive rights, or in certain public offerings) in specified circumstances.

•	Transfer Restrictions; Right of First Offer. For two years after the agreement becomes effective, each of Total and TZS are required, subject to certain exceptions, to not dispose of ordinary shares if they will cease to hold at least 20% of the ordinary shares of Maxeon Solar (determined on a fully diluted as converted basis). Further, Total is required to not dispose of ordinary shares during such two year period if it would cause Total to hold fewer shares than TZS (again, subject to exceptions). Each of Total and TZS has agreed that before they sell ordinary shares of Maxeon Solar to third parties in block sales or negotiated transactions they will comply with the right of first offer in favor of the other shareholder included in the Shareholders Agreement.

•	Preemptive Rights. The Shareholders Agreement grants to Total and TZS, in connection with any issuance of shares to a third party, the right to acquire newly issued shares from Maxeon Solar, subject to certain limitations in the agreement. This right terminates with respect to either Total or TZS when they cease to hold at least 10% of Maxeon Solar’s ordinary shares.

The foregoing descriptions of the Separation and Distribution Agreement and the Investment Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Separation and Distribution Agreement and the Investment Agreement, copies of which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Separation and Distribution Agreement and the Investment Agreement have been included to provide investors with information regarding their terms and are not intended to provide any financial or other factual information about the Company, Maxeon Solar, TZS, or Total. In particular, the representations, warranties and covenants contained in the Investment Agreement (1) were made only for the purposes of that agreement and as of specific dates indicated therein, (2) were solely for the benefit of the parties to that agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing those matters as facts, and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Investment Agreement and the Separation and Distribution Agreement, which subsequent information may not be fully reflected in public disclosures by the Company, Maxeon Solar, TZS, or Total. Accordingly, investors should read the Separation and Distribution Agreement and the Investment Agreement not in isolation but only in conjunction with the other information about the Company, Maxeon Solar, TZS and Total and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On November 11, 2019, the Company held an investor call to discuss the Transactions. A copy of the investor presentation used during that investor call is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On November 11, 2019, the Company issued a press release describing the Transactions. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated November 8, 2019, by and between SunPower Corporation and Maxeon Solar Technologies, Pte. Ltd.

10.1

Investment Agreement, dated November 8, 2019, among SunPower Corporation, Maxeon Solar Technologies, Pte. Ltd., Tianjin Zhonghuan Semiconductor Co., Ltd. and, for the limited purposes set forth therein, Total Solar INTL SAS.

99.1	Investor presentation dated November 11, 2019

99.2	Press release dated November 11, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Kenneth L. Mahaffey
Name:	Kenneth L. Mahaffey
Title:	Executive Vice President and General Counsel

Date: November 12, 2019